EXHIBIT 23.1

CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2003 Stock Plan of our report dated February 18, 2003, except for Note 12, as to which the date is February 26, 2003, with respect to the consolidated financial statements of SuperGen, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Palo Alto, California

October 30, 2003